EXHIBIT 99.1

FOR IMMEDIATE RELEASE

STURM, RUGER & COMPANY, INC. REPORTS SECOND QUARTER RESULTS

•	NET SALES OF $132.5 MILLION
•	DILUTED LOSS OF $1.05 PER SHARE
•	ADJUSTED EARNINGS OF 41¢ PER SHARE

DECLARES QUARTERLY DIVIDEND OF 16¢ PER SHARE

SOUTHPORT, CONNECTICUT, July 30, 2025 – Sturm, Ruger & Company, Inc. (NYSE-RGR) announced today that for the second quarter of 2025, net sales were $132.5 million and the Company lost $1.05 per share. On an adjusted basis, excluding certain items discussed below, diluted earnings per share were 41¢. For the corresponding period in 2024, net sales were $130.8 million and diluted earnings were 47¢ per share.

As previously disclosed, the Company has undertaken several strategic initiatives during the quarter aimed at reorganization and realignment to enhance its operational and market positioning. These initiatives adversely impacted the results of operations for the second quarter of 2025:

•	Inventory and related other asset write-off	$17.0 million
•	Product rationalization and SKU reduction	$5.7 million
•	Organizational realignment	$3.7 million

For the six months ended June 28, 2025, net sales were $268.2 million and the Company lost 57¢ per share. On an adjusted basis, excluding the items above, diluted earnings for the first half of 2025 were 87¢ per share. For the corresponding period in 2024, net sales were $267.6 million and diluted earnings were 87¢ per share. On an adjusted basis, excluding the reduction in force expense of $1.5 million incurred in the first quarter of 2024, diluted earnings per share for the first half of 2024 were 94¢.

The Company also announced today that its Board of Directors declared a dividend of 16¢ per share for the second quarter for stockholders of record as of August 15, 2025, payable on August 29, 2025. This dividend is approximately 40% of adjusted diluted earnings of 41¢ per share for the second quarter of 2025.

President and Chief Executive Officer Todd Seyfert commented on the results, “This quarter marks my first full quarter as CEO, and we took decisive steps to position Ruger for long-term success. As part of this transition, we evolved our leadership structure and reorganized our operations to empower each business unit with greater flexibility and clearer ownership of results. We also brought our entire product strategy under one comprehensive team to sharpen our focus on future innovation and execution.”

As part of these steps, the Company conducted a thorough inventory rationalization, reassessing its raw materials, work-in-process, and finished goods to identify and reserve for excess, obsolete, or discontinued inventory. This included legacy models at the end of their lifecycle, products no longer aligned with Ruger’s long-term strategy, and Marlin-related items not included in that brand’s future roadmap. In addition, the Company repositioned key elements of its product portfolio to better match today’s market conditions, ensuring that its most desirable products reach consumers at competitive prices. While these actions adversely impacted this quarter’s results, they strengthen Ruger’s ability to pursue growth and deliver stability through cyclical markets.

Mr. Seyfert also commented on the Company’s July expansion into Hebron, Kentucky, “Our recent acquisition demonstrates our commitment to strengthen Ruger’s position as the nation’s leading firearms manufacturer for the consumer market. We are delighted to have acquired the manufacturing facility and equipment formerly of Anderson Manufacturing and look forward to welcoming many of their skilled workers to the Ruger team. This $16 million investment, which was paid from cash on hand, will increase our capacity, strengthen our manufacturing capabilities and broaden our product offerings. As I have stated before, we will continue to be proactive in looking for strategic opportunities to grow our portfolio, maximize production and deliver consistent performance over time.”

Other observations on the second quarter include:

•	Sales of new products, including the RXM pistol, Super Wrangler revolver, Marlin lever-action rifles, and American Centerfire Rifle Generation II, represented $42.2 million or 33.5% of firearm sales in the second quarter of 2025. New product sales include only major new products that were introduced in the past two years.
•	Compared to the second quarter of 2024, the Company’s and distributors’ finished goods inventories increased 4,000 units and 4,200 units, respectively.
•	Cash provided by operations during the first half of 2025 was $25.9 million. On June 28, 2025, our cash and short-term investments totaled $101.4 million. Our current ratio is 4.0 to 1 and we have no debt.
•	In the first half of 2025, capital expenditures totaled $6.7 million. The Company expects capital expenditures in the latter half of 2025 to increase from the first half of the year, exclusive of the Anderson purchase, as we invest in new product introductions, expand capacity, upgrade our manufacturing capabilities and strengthen our facility infrastructure.
•	The Company returned $23.0 million to its shareholders in the first half of 2025 through:
o	the payment of $6.9 million of quarterly dividends, and
o	$16.1 million through the repurchase of 443,084 shares of its common stock at an average cost of $36.42 per share.
•	On June 28, 2025, stockholders’ equity was $289.3 million, which equates to a book value of $17.82 per share, of which $6.24 per share was cash and short-term investments.

Mr. Seyfert concluded, “We know the market remains dynamic, and we expect to see continued challenges and potential consolidation across the industry throughout the remainder of this year. Yet, our realignment and our acquisition strengthen Ruger’s ability to respond, adapt and grow for the long term. We remain committed to our guiding principles: delivering rugged, reliable and innovative products, operating with financial discipline and creating long-term value for our shareholders.”

Today, the Company filed its Quarterly Report on Form 10-Q for the second quarter of 2025. The financial statements included in this Quarterly Report on Form 10-Q are attached to this press release.

Tomorrow, July 31, 2025, Sturm, Ruger will host a webcast at 9:00 a.m. ET to discuss the second quarter operating results. Interested parties can listen to the webcast via this link or by visiting Ruger.com/corporate. Those who wish to ask questions during the webcast will need to pre-register prior to the meeting.

The Quarterly Report on Form 10-Q for the second quarter of 2025 is available on the SEC website at SEC.gov and the Ruger website at Ruger.com/corporate. Investors are urged to read the complete Quarterly Report on Form 10-Q to ensure that they have adequate information to make informed investment judgments.

About Sturm, Ruger & Co., Inc.

Sturm, Ruger & Co., Inc. is one of the nation's leading manufacturers of rugged, reliable firearms for the commercial sporting market. With products made in America, Ruger offers consumers almost 800 variations of more than 40 product lines, across both the Ruger and Marlin brands. For over 75 years, Ruger has been a model of corporate and community responsibility. Our motto, “Arms Makers for Responsible Citizens®,” echoes our commitment to these principles as we work hard to deliver quality and innovative firearms.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

STURM, RUGER & COMPANY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands)

	June 28, 2025	December 31, 2024

Assets

Current Assets
Cash	$23,272	$10,028
Short-term investments	78,081	95,453
Trade receivables, net	61,805	67,145

Gross inventories	125,209	149,417
Less LIFO reserve	(68,157)	(66,398)
Less excess and obsolescence reserve	(4,034)	(6,533)
Net inventories	53,018	76,486

Prepaid expenses and other current assets	10,370	9,245
Total Current Assets	226,546	258,357

Property, plant and equipment	483,363	477,622
Less allowances for depreciation	(416,037)	(406,373)
Net property, plant and equipment	67,326	71,249

Deferred income taxes	19,121	16,681
Other assets	36,542	37,747
Total Assets	$349,535	$384,034

STURM, RUGER & COMPANY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (Continued)

(Dollars in thousands, except per share data)

	June 28, 2025	December 31, 2024

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable and accrued expenses	$32,589	$35,750
Contract liabilities with customers	91	—
Product liability	786	431
Employee compensation and benefits	17,998	18,824
Workers’ compensation	5,758	5,804
Total Current Liabilities	57,222	60,809

Employee compensation	1,485	1,835
Product liability accrual	61	61
Lease liabilities	1,434	1,747

Contingent liabilities	—	—

Stockholders’ Equity
Common Stock, non-voting, par value $1:
Authorized shares 50,000; none issued	—	—
Common Stock, par value $1:
Authorized shares – 40,000,000
2025 – 24,490,478 issued,
16,233,934 outstanding
2024 – 24,467,983 issued,
16,654,523 outstanding	24,490	24,468
Additional paid-in capital	52,751	50,536
Retained earnings	420,271	436,609
Less: Treasury stock – at cost
2025 – 8,256,544 shares
2024 – 7,813,460 shares	(208,179)	(192,031)
Total Stockholders’ Equity	289,333	319,582
Total Liabilities and Stockholders’ Equity	$349,535	$384,034

STURM, RUGER & COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (UNAUDITED)

(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024

Net firearms sales	$131,567	$129,829	$266,762	$265,837
Net castings sales	924	932	1,467	1,744
Total net sales	132,491	130,761	268,229	267,581

Cost of products sold	127,345	101,607	233,188	209,024

Gross profit	5,146	29,154	35,041	58,557

Operating expenses:
Selling	10,277	9,484	19,690	19,190
General and administrative	15,585	10,698	27,595	22,864
Total operating expenses	25,862	20,182	47,285	42,054

Operating (loss) income	(20,716)	8,972	(12,244)	16,503

Other income:
Interest income	954	1,329	1,992	2,684
Interest expense	(22)	(25)	(38)	(42)
Other income, net	396	179	649	357
Total other income, net	1,328	1,483	2,603	2,999

(Loss) income before income taxes	(19,388)	10,455	(9,641)	19,502

Income taxes	(2,162)	2,191	(183)	4,154

Net (loss) income and comprehensive (loss) income	$(17,226)	$8,264	$(9,458)	$15,348

Basic earnings per share	$(1.05)	$0.48	$(0.57)	$0.88

Diluted earnings per share	$(1.05)	$0.47	$(0.57)	$0.87

Weighted average number of common shares outstanding - Basic	16,370,674	17,343,341	16,494,828	17,388,509

Weighted average number of common shares outstanding - Diluted	16,370,674	17,618,508	16,494,828	17,615,244

Cash dividends per share	$0.18	$0.16	$0.42	$0.39

STURM, RUGER & COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Six Months Ended
	June 28, 2025	June 29, 2024

Operating Activities
Net (loss) income	$(9,458)	$15,348
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	11,143	11,137
Stock-based compensation	2,415	2,152
Excess and obsolescence inventory reserve	40	(467)
Inventory and other asset write-off	17,002	—
Loss on disposal of assets	185	—
Deferred income taxes	(2,440)	(2,751)
Changes in operating assets and liabilities:
Trade receivables	5,340	3,745
Inventories	10,247	6,945
Trade accounts payable and accrued expenses	(3,194)	(2,770)
Contract liabilities with customers	91	(149)
Employee compensation and benefits	(1,123)	(8,469)
Product liability	355	(305)
Prepaid expenses, other assets and other liabilities	(4,726)	1,669
Cash provided by operating activities	25,877	26,085

Investing Activities
Property, plant and equipment additions	(6,746)	(10,414)
Purchases of short-term investments	(63,793)	(76,409)
Proceeds from maturities of short-term investments	81,165	80,404
Cash provided by (used for) investing activities	10,626	(6,419)

Financing Activities
Remittance of taxes withheld from employees related to share-based compensation	(178)	(624)
Repurchase of common stock	(16,148)	(20,276)
Dividends paid	(6,933)	(6,787)
Cash used for financing activities	(23,259)	(27,687)

Increase (decrease) in cash and cash equivalents	13,244	(8,021)

Cash and cash equivalents at beginning of period	10,028	15,174

Cash and cash equivalents at end of period	$23,272	$7,153

Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding its financial results, the Company refers to various United States generally accepted accounting principles (“GAAP”) financial measures and three non-GAAP financial measures, EBITDA, EBITDA margin, and adjusted earnings per share, which management believes provides useful information to investors. These non-GAAP financial measures may not be comparable to similarly titled financial measures being disclosed by other companies. In addition, the Company believes that the non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures. The Company believes that EBITDA and EBITDA margin are useful to understanding its operating results and the ongoing performance of its underlying business, as EBITDA provides information on the Company’s ability to meet its capital expenditure and working capital requirements, and is also an indicator of profitability. The Company believes that this reporting provides better transparency and comparability to its operating results. The Company uses both GAAP and non-GAAP financial measures to evaluate the Company’s financial performance.

EBITDA is defined as earnings before interest, taxes, and depreciation and amortization. The Company calculates this by adding the amount of interest expense, income tax expense, and depreciation and amortization expenses that have been deducted from net income back into net income, and subtracting the amount of interest income that was included in net income from net income to arrive at EBITDA. The Company’s EBITDA calculation also excludes any one-time non-cash, non-operating expense. The Company calculates EBITDA margin by dividing EBITDA by total net sales.

Non-GAAP Reconciliation – EBITDA

EBITDA

(Unaudited, dollars in thousands)

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024

Net income	$(17,226)	$8,264	$(9,458)	$15,348

Inventory rationalization	17,002	—	17,002	—
Income tax expense	(2,162)	2,191	(183)	4,154
Depreciation and amortization expense	5,572	5,304	11,143	11,137
Interest income	(954)	(1,329)	(1,992)	(2,684)
Interest expense	22	25	38	42
EBITDA	$2,254	$14,455	$16,550	$27,997
EBITDA margin	1.7%	11.1%	6.2%	10.5%
Net income margin	(13.0% )	6.3%	(3.5% )	5.7%

Non-GAAP Reconciliation – Adjusted EPS

Adjusted Earnings per Share

Adjusted earnings per share is defined as net income, adjusted to exclude items that may include, but are not limited to, significant charges or credits, and unusual and infrequent non-operating items that impact current results but are not related to our ongoing operations, such as M&A, integration and related costs. Adjusted diluted earnings per share is defined as adjusted net income divided by the weighted average diluted common shares outstanding.

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024

Diluted earnings per share	$(1.05)	$0.47	$(0.57)	$0.87

Inventory rationalization	0.90	—	0.90	—
Product rationalization and SKU reduction	0.34	—	0.34	—
Organizational realignment	0.20	—	0.20	0.07
Adjusted diluted earnings per share	$0.41	$0.47	$0.87	$0.94